STATE OF NEVADA

ROSS MILLER

Secretary of State

OFFICE OF THE

SECRETARY OF STATE

SCOTT W. ANDERSON

Deputy Secretary

for Commercial Recordings

Certified Copy

March 11, 2011

Job Number:              C20110314-0078

Reference Number:

Expedite: Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s  Office,  Commercial  Recordings  Division  listed  on  the  attached report.

Certified By: Nita Hibshman

Certificate Number: C20110314-0078

You may verify this certificate online at http://www.nvsos.gov/

ROSS MILLER Secretary  of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4520 (775) 684-5708

Website:  www.nvsos.gov

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•090201*

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY- DO NOT HIGHLIGHT

ABOVE  SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 -After Issuance of Stock)

-.Name  of corporation:

Smart Ventures, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

:The Authorized Shares ofthe  Corporation are increased from 75,000,000 at a par value of$0.001 to

·200,000,000 at a par value of$0.001.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

Over95%

4. Effective date of filing: (optional)

5. Signature: (required)

(must not be later than 90 days after the certificate is filed)

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.                                                                       Nevada Secretary of State Amend Profit-After

Endnotes

Document Number(s)	Description	Number of Pages
20110185834-33	Amendment	1 Pages/1 Copies

Respectfully,

ROSS MILLER Secretary of State

Commercial Recording Division

202 N. Carson Street

Carson City, Nevada 89701-4069

Telephone (775) 684-5708

Fax (775) 684-7138

Filed in the office of ,:;:? Ross Miller Secretarv of State State of Nevada	Document Number 20110185834-33
Filing Date and Time 03/11/2011 5:00 PM
Entity Number E0873722006-1

Revised:  3-6-09